EXHIBIT 8.1

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------

EUROPE

AUSTRIA

Ciba Spezialitaetenchemie GmbH, Wien

BELGIUM

Ciba Specialty Chemicals N.V., Groot-Bijgaarden

FINLAND

Ciba Specialty Chemicals Finland OY, Helsinki

FRANCE

Ciba Specialites Chimiques SA, Rueil-Malmaison
Societe Nouvelle de Chimie Industrielle (S.N.C.I.) SA, Saint Jeoire en Faucigny Societe Pyreneenne de coloration "Sopyco" Sarl, Abidos Mourens

GERMANY

Ciba Spezialitaetenchemie Grenzach GmbH, Grenzach-Wyhlen
Ciba Spezialitaetenchemie Holding Deutschland GmbH, Lampertheim
Ciba Spezialitaetenchemie Lampertheim GmbH, Lampertheim
TFL Ledertechnik GmbH & Co. KG, Weil am Rhein

GREECE

Ciba Specialty Chemicals Hellas ABEE, Athens

HUNGARY

Ciba Specialty Chemicals Magyarorszag, Kft. Budapest

ITALY

Ciba Specialty Chemicals S.p.A., Sasso Marconi (Bologna)
Magenta Master Fibres, S.p.A., Milano

NETHERLANDS

Ciba Specialty Chemicals International Nederland B.V., Maastricht
Ciba Specialty Chemicals (Maastricht) B.V., Maastricht

PORTUGAL

Ciba Especialidades Quimicas Lda., Porto

SPAIN

Ciba Especialidades Quimicas S.L., Barcelona

SWEDEN

Ciba Specialty Chemicals Sweden AB, Goteborg

SWITZERLAND

Ciba SC Recherche Marly SA, Marly
Ciba Specialites Chimiques Monthey SA, Monthey
Ciba Spezialitaetenchemie AG, Basel
Ciba Spezialitaetenchemie Finanz AG, Basel
Ciba Spezialitaetenchemie International AG, Basel
Ciba Spezialitaetenchemie Kaisten AG, Kaisten
Ciba Spezialitaetenchemie Schweizerhalle AG, Muttenz
Ciba Spezialitaetenchemie Services AG, Basel
CIMO Compagnie Industrielle de Monthey SA, Monthey


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TURKEY

Ciba Ozel Kimyevi Urunler Sanayi ve Ticaret Ltd., Istanbul

UNITED KINGDOM
Ciba Specialty Chemicals PLC, Macclesfield
Ciba Specialty Chemicals Investment PLC, Macclesfield
Ciba Specialty Chemicals Water Treatments Ltd., Bradford

WESTERN HEMISPHERE

NORTH AMERICA

BERMUDA

Chemical Insurance Company Ltd., Hamilton
Ciba Specialty Chemicals International Finance Ltd., Hamilton
Ciba Specialty Chemicals Investment Ltd., Hamilton

CANADA

Ciba Specialty Chemicals Canada Inc., Mississauga
Ciba Specialty Chemicals Water Treatments Corp., Brampton

UNITED STATES OF AMERICA

Ciba Specialty Chemicals Corporation, Tarrytown, NY
Ciba Specialty Chemicals Water Treatments Inc., Suffolk, VA

SOUTH AND CENTRAL AMERICA

ARGENTINA

Ciba Especialidades Quimicas S.A., Buenos Aires

BRAZIL

Ciba Especialidades Quimicas Ltda., Sao Paulo

CHILE

Ciba Especialidades Quimicas Ltda., Santiago de Chile
Ciba Especialidades Quimicas Conosur S.A., Santiago de Chile

COLOMBIA

Ciba Especialidades Quimicas S.A., Bogota

GUATEMALA

Ciba Especialidades Quimicas, S.A. (ACC), Guatemala

MEXICO

Ciba Especialidades Quimicas Mexico S.A. de C.V., Mexico

PANAMA

Ciba Especialidades Quimicas Colon S.A., Colon

EASTERN HEMISPHERE

ASIA

CHINA

Ciba Specialty Chemicals (China) Ltd., Beijing
Ciba Specialty Chemicals (Hong Kong) Ltd., Hong Kong
Ciba Specialty Chemicals (Shanghai) Ltd., Shanghai
Guangdong Ciba Specialty Chemicals Co. Ltd., Panyu, Guangdong
Guangzhou Ciba Specialty Chemicals Co. Ltd., Guangzhou
Qingdao Ciba Dyes Co. Ltd., Qingdao
Qingdao Ciba Pigments Co. Ltd., Qingdao
Shanghai Ciba Gao-Qiao Chemical Co. Ltd., Shanghai
Shenzhen Ciba Specialty Chemicals Co. Ltd., Shenzhen
Xiangtan Chemicals & Pigments Co. Ltd., Xiangtan


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INDIA

Ciba India Private Ltd., Mumbai
Ciba Specialty Chemicals (India) Ltd., Mumbai
Diamond Dye-Chem Limited, Mumbai
INDO Swiss Textile Chemicals Ltd., Mumbai
Petro Araldite Pvt Ltd., Chennai
Pigments Specialties India Pvt. Ltd., Mumbai
Swathi Organics & Specialities Pvt. Ltd., Pondicherry

INDONESIA

P.T. Ciba Specialty Chemicals Indonesia, Jakarta

JAPAN

Chemipro Fine Chemical Kaisha Ltd., Kobe
Ciba Specialty Chemicals K.K., Takarazuka/ Tokyo
Musashino-Geigy Co. Ltd., Tokyo
Nippon Alkyl Phenol Co. Ltd., Tokyo

REPUBLIC OF KOREA (SOUTH KOREA)

Ciba Specialty Chemicals Korea Ltd., Seoul
Daihan Swiss Chemical Corp., Seoul
Doobon Fine Chemical Co., Ltd.

MALAYSIA

Ciba Specialty Chemicals (Malaysia) SDN. BHD., Klang

SINGAPORE

Ciba Specialty Chemicals (Singapore) Pte Ltd., Singapore

TAIWAN

Ciba Specialty Chemicals (Taiwan) Ltd., Kaohsiung

THAILAND

Ciba Specialty Chemicals (Thailand) Ltd., Bangkok
Ciba Specialty Chemicals Industries Ltd., Bangkok

AFRICA

SOUTH AFRICA

Ciba Specialty Chemicals (Pty) Ltd., Spartan

AUSTRALIA AND NEW ZEALAND

AUSTRALIA

Ciba Specialty Chemicals Pty. Ltd., Thomastown

NEW ZEALAND

Ciba Specialty Chemicals N.Z. Ltd., Auckland